                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this registration statement of our report dated August 4, 2000 on the financial statements of Computerm Corporation as of and for the year ended December 31, 1999 included herein and to all references to our Firm included in this registration statement.



                                          /s/ ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania


August 25, 2000